Exhibit 99.1

Quantum Reports Fiscal Third Quarter 2025 Financial Results

Execution on Business Transformation Drives Significant Year-Over-Year Improvements

Takes Initial Step on Path Toward Becoming Debt-Free

SAN JOSE, Calif. — February 12, 2025 — Quantum Corporation (Nasdaq: QMCO) ("Quantum" or the "Company"), a leader in solutions for AI and unstructured data, announced today financial results for its fiscal third quarter 2025 ended December 31, 2024.

Fiscal Third Quarter 2025 Financial Summary

•Revenue increased to $72.6 million
•Subscription ARR was up 29% year-over-year at $21.3 million
•GAAP gross profit increased to $31.8 million, or gross margin of 43.8%
•GAAP net loss was $71.4 million, or ($14.56) per share, which included a non-cash adjustment of $61.6 million to the fair market value of warrant liabilities
•Adjusted non-GAAP net loss was $4.0 million, or ($0.81) per share
•Adjusted EBITDA was $4.7 million, a $5 million improvement sequentially

“Third quarter revenue increased sequentially and was above the midpoint of guidance, as recent bookings momentum and customer wins were converted into realized sales,” commented Jamie Lerner, Chairman and CEO of Quantum. “As clear evidence of the benefits from our self-help actions, this quarter we achieved positive adjusted EBITDA of $4.7 million, well above our expectations, and generated improving operating cash flow. Contributing to these results was gross margin expanding 230 basis points sequentially to almost 44%, combined with a significant reduction in operating expenses.

“A fundamental component of our overall business transformation has been significantly reducing the company’s outstanding debt toward achieving financial independence and eliminating the associated costly burdens of interest and fees. Consistent with this objective, we recently entered into a standby equity purchase agreement with a new financial partner that solidifies access to additional capital and liquidity. We believe this strategic transaction will facilitate both a stronger balance sheet and lower cost structure through a staged reduction of the company’s outstanding debt, while also providing increased flexibility to execute on and accelerate our ongoing growth initiatives.

”Also during the quarter, we continued to gain traction with the success of our new DXi data protection appliances, which provide one of the most competitive solutions in their market. Recent notable wins included a multi-million dollar installed base refresh at a top European retailer as well as new business at a multinational technology manufacturing company. Additionally, we extended the momentum with our ActiveScale solution at new and existing customers, including a 7-figure win with a Japanese research institute and a prominent cloud service provider during the quarter. Our Myriad product also continues to be at the forefront of innovation as we collaborated with a leader in the advancement of AI currently fusing quantum computing-inspired algorithms and AI/ML to tackle problems once deemed unsolvable.

“In summary, this quarter represented tangible evidence of improved financial performance from our ongoing business transformation and operational efficiency initiatives over the past year. Although there is still additional work to be done in order to deliver consistently improving results, we believe we are on the right path toward achieving this goal. As we take additional steps to drive higher quality revenue and reduce the company’s debt, we believe Quantum is well positioned to deliver increasing profitability and cash flow in the coming years.”

Fiscal Third Quarter 2025 vs. Prior Fiscal Year Quarter

Revenue for the fiscal third quarter of 2025 was $72.6 million, compared to $71.9 million in the fiscal third quarter of 2024. GAAP gross profit in the third quarter of 2025 was $31.8 million, or 43.8% of revenue, compared to $29.2 million, or 40.6% of revenue, in the prior fiscal year quarter.

Total GAAP operating expenses in the fiscal third quarter of 2025 were $35.6 million, or 49.1% of revenue, compared to $35.4 million, or 49.2% of revenue, in the fiscal third quarter of 2024. Selling, general and administrative expenses were $26.6 million, compared to $26.1 million in the prior fiscal year quarter. Research and development expenses in the fiscal third quarter of 2025 were $7.7 million, compared to $8.8 million in the prior fiscal year quarter. Non-GAAP operating expenses in the third quarter of 2025 were $30.1 million, compared to $32.0 million in the fiscal third quarter of 2024.

GAAP net loss in the third quarter of fiscal 2025 was $71.4 million, or ($14.56) per share, which included a $61.6 million loss related to the adjustment to the fair market value of warrants liabilities and a positive $2.3 million non-cash intercompany foreign currency adjustment, compared to a GAAP net loss of $9.9 million, or ($2.08) per share, in the prior fiscal year quarter. Excluding the income statement impact of the warrants, stock compensation, restructuring charges, and other non-recurring costs, non-GAAP adjusted net loss in the quarter was $4.0 million, or ($0.81) per share, compared to an adjusted net loss of $8.5 million, or ($1.79) per share, in the fiscal third quarter of 2024.

Adjusted EBITDA in fiscal third quarter 2025 was $4.7 million, compared to ($2.6) million in the third quarter of fiscal year 2024, and an approximately $5.0 million improvement sequentially.

For a reconciliation of GAAP to non-GAAP financial results, please see the financial reconciliation tables below.

Liquidity and Debt (as of December 31, 2024)

•Cash, cash equivalents and restricted cash were $20.6 million, compared to $24.5 million as of December 31, 2023.
•Total interest expense for the third quarter was $6.8 million, compared to $3.9 million for the same period a year ago.
•Outstanding term loan debt, excluding debt issuance costs, was $105.9 million, compared to $87.3 million as of December 31, 2023. Outstanding borrowings on revolving credit facility were $37.5 million, compared to $32.0 million as of December 31, 2023.

Purchase Agreement

The Company has been exploring several strategic and financial initiatives to pay down and eliminate its current outstanding debt, which would also help to lower the cost structure, including lowering interest expense and other fees the Company has incurred.

On February 11, 2025, the Company’s registration statement on Form S-1 registering up to approximately 2.3 million shares for resale of shares issued or to be issued and sold to YA II PN, Ltd. (a fund managed by Yorkville Advisors Global, LP.) pursuant to the standby equity purchase agreement (the “Purchase Agreement”) was declared effective by the Securities and Exchange Commission. The Purchase Agreement provides Quantum with the flexibility to support ongoing operations and accelerate growth initiatives with no more than approximately 1.15 million shares of common stock of the Company issuable under the Purchase Agreement until shareholder approval is obtained. There is no obligation for Quantum to sell any shares under the Purchase Agreement, and the Company retains control over both timing and volume of any future issuances.

Guidance

For the fiscal fourth quarter of 2025, the Company expects the following guidance:
•Revenue of $66 million, plus or minus $2.0 million
•Non-GAAP adjusted basic net loss per share of ($1.16), plus or minus $0.05
•Adjusted EBITDA of approximately $1.7 million

This assumes an effective annual tax rate of negative 3%; non-GAAP adjusted net loss per share assumes an average basic share count of approximately 5.8 million in the fiscal fourth quarter of 2025.

Conference Call and Webcast

Management will host a live conference call today, February 12, 2025, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13751306. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through February 26, 2025. To access the replay dial 1-877-660-6853 and enter the conference ID 13751306 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website at www.quantum.com for at least 90 days.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results, including for the fourth fiscal quarter of 2025; the anticipated benefits of the Purchase Agreement; our belief that we are well positioned to deliver increasing profitability and cash flow in the coming years; and our focus, goals, opportunities and strategy.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the impact macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans, including equity and debt financing options; the outcome of any claims and disputes; the ability to meet stock exchange continued listing standards; risks related to our ability to implement and maintain effective internal control over financial reporting in the future; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K filed with the SEC on June 28, 2024, and any subsequent reports filed with the SEC. We do not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contacts:

Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	December 31, 2024	March 31, 2024
Assets
Current assets:
Cash and cash equivalents	$20,381	$25,692
Restricted cash	222	168
Accounts receivable, net of allowance for credit losses of $99 and $22, respectively	61,373	67,788
Manufacturing inventories	18,861	17,753
Service parts inventories	1,884	9,783
Prepaid expenses	2,569	2,186
Other current assets	8,538	8,414
Total current assets	113,828	131,784
Property and equipment, net	11,268	12,028
Goodwill	12,969	12,969
Intangible assets, net	509	1,669
Right-of-use assets	8,670	9,425
Other long-term assets	20,812	19,740
Total assets	$168,056	$187,615
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$34,704	$26,087
Accrued compensation	11,702	18,214
Deferred revenue, current portion	69,916	78,511
Term debt	98,609	82,496
Revolving credit facility	37,500	26,604
Warrant liabilities	34,005	4,046
Other accrued liabilities	19,108	13,986
Total current liabilities	305,544	249,944
Deferred revenue, net of current portion	35,350	38,176
Operating lease liabilities	9,067	9,621
Other long-term liabilities	13,150	11,372
Total liabilities	363,111	309,113

Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 5,307 and 4,792 shares issued and outstanding	53	48
Additional paid-in capital	740,521	708,027
Accumulated deficit	(933,160)	(827,380)
Accumulated other comprehensive loss	(2,469)	(2,193)
Total stockholders’ deficit	(195,055)	(121,498)
Total liabilities and stockholders’ deficit	$168,056	$187,615

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Product	$38,610	$37,113	$116,389	$138,635
Service and subscription	31,615	32,771	90,383	94,229
Royalty	2,326	2,042	7,592	7,235
Total revenue	72,551	71,926	214,364	240,099
Cost of revenue:
Product	30,922	30,044	93,251	105,214
Service and subscription	9,874	12,701	33,954	37,329
Total cost of revenue	40,796	42,745	127,205	142,543
Gross profit	31,755	29,181	87,159	97,556
Operating expenses:
Sales and marketing	12,448	14,244	39,321	45,800
General and administrative	14,142	11,893	49,186	34,833
Research and development	7,683	8,763	24,255	28,828
Restructuring charges	1,342	497	2,916	3,164
Total operating expenses	35,615	35,397	115,678	112,625
Loss from operations	(3,860)	(6,216)	(28,519)	(15,069)
Other income (expense), net	967	(1,419)	(408)	(2,049)
Interest expense	(6,840)	(3,937)	(16,761)	(10,992)
Change in fair value of warrant liabilities	(61,630)	2,213	(56,414)	7,341
Loss on debt extinguishment	—	—	(3,003)	—
Net loss before income taxes	(71,363)	(9,359)	(105,105)	(20,769)
Income tax provision	70	510	675	1,573
Net loss	$(71,433)	$(9,869)	$(105,780)	$(22,342)

Net loss per share - basic and diluted	$(14.56)	$(2.08)	$(21.90)	$(4.74)
Weighted average shares - basic and diluted	4,907	4,751	4,831	4,717

Net loss	(71,433)	$(9,869)	(105,780)	$(22,342)
Foreign currency translation adjustments, net	(1,077)	1,465	(276)	994
Total comprehensive loss	$(72,510)	$(8,404)	$(106,056)	$(21,348)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended December 31,
	2024	2023
Operating activities
Net loss	$(105,780)	$(22,342)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	4,440	7,593
Amortization of debt issuance costs	3,704	1,948
Loss on debt extinguishment	3,003	—
Provision for product and service inventories	1,165	3,328
Stock-based compensation	2,376	3,741
Paid in kind interest	3,515	1,401
Change in fair value of warrant liabilities	56,408	(7,340)
Other non-cash	(281)	1,609
Changes in assets and liabilities:
Accounts receivable, net	6,337	12,616
Manufacturing inventories	(2,347)	(3,099)
Service parts inventories	7,972	(1,520)
Prepaid expenses	(382)	394
Accounts payable	9,405	(13,226)
Accrued compensation	(6,512)	(425)
Deferred revenue	(11,421)	(4,780)
Other current assets	(124)	(1,698)
Other non-current assets	1,367	(1,532)
Other current liabilities	5,369	569
Other non-current liabilities	1,441	2,036
Net cash used in operating activities	(20,345)	(20,727)
Investing activities
Purchases of property and equipment	(4,324)	(5,025)
Net cash used in investing activities	(4,324)	(5,025)
Financing activities
Borrowings of long-term debt, net of debt issuance costs	25,000	14,083
Repayments of long-term debt	(14,092)	(4,497)
Borrowings of credit facility	311,135	318,223
Repayments of credit facility	(302,628)	(303,671)
Net cash provided by financing activities	19,415	24,138
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3)	(12)
Net change in cash, cash equivalents and restricted cash	(5,257)	(1,626)
Cash, cash equivalents, and restricted cash at beginning of period	25,860	26,175
Cash, cash equivalents, and restricted cash at end of period	$20,603	$24,549
The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown in the statement of cash flows:
Cash and cash equivalents	20,381	$24,377
Restricted cash, current	222	172
Cash and cash equivalents at the end of period	$20,603	$24,549
Supplemental disclosure of cash flow information
Cash paid for interest	$8,841	$9,154
Cash paid for income taxes, net	$1,798	$1,136
Non-cash transactions
Purchases of property and equipment included in accounts payable	$88	$164
Paid-in-kind interest	$3,515	$1,401

NON-GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented certain non-GAAP financial measures in this press release, including non-GAAP adjusted net loss, adjusted EBITDA and non-GAAP operational expenses.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters and fair value of warrants adjustments.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Non-GAAP adjusted net income (loss) is a non-GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, amortization of acquisition-related intangible assets, loss on debt extinguishment, non-recurring project costs, including restatement and debt-related matters and fair value of warrants adjustments. We calculate adjusted net income (loss) per basic and diluted share using the above-referenced definition of adjusted net income (loss).

We have provided below reconciliations of adjusted EBITDA to adjusted net income (loss), non-GAAP gross profit and non-GAAP operational expenses, to the most directly comparable U.S. GAAP financial measures. We have presented adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended June 30, 2024, we excluded the costs associated with the restatement of financial statements for fiscal year 2022, fiscal year 2023 and associated quarters, and the first fiscal quarter of 2024. We do not believe these expenses are reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded the impact from our non-GAAP results. We believe adjusted net income (loss) and adjusted net income (loss) per basic and diluted share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that the use of non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements.
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) fair market adjustments related to the Company’s warrants.
•Adjusted net income (loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment; (6) acquisition-related amortization of intangibles assets from business combinations; or (7) fair market adjustments related to the Company’s warrants.

Other companies, including companies in our industry, may calculate non-GAAP financial measures differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, you should consider adjusted EBITDA and adjusted net income (loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

In addition, this press release includes forward-looking non-GAAP adjusted earnings or net loss per share and adjusted EBITDA, each a non-GAAP measure used to describe our expected performance. We have not presented a reconciliation of these anticipated non-GAAP measures to our most comparable GAAP financial measures, because the reconciliation could not be prepared without unreasonable effort. The information necessary to prepare the reconciliations is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

The tables below reconcile the non-GAAP financial measures of adjusted EBITDA, net income, diluted EPS, operating expenses and gross margin with the most directly comparable GAAP financial measures (in thousands, unaudited).

Adjusted EBITDA

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands)	2024	2023	2024	2023
GAAP net loss	$(71,433)	$(9,878)	$(105,780)	$(22,351)
Provision for income taxes	70	510	675	1,573
Interest expense, net	6,984	3,937	17,146	10,993
Depreciation expense	1,737	1,466	5,007	4,639
Amortization of acquisition-related intangible assets	233	832	1,160	2,954
Stock-based compensation expense	735	905	2,376	3,736
Fair value of warrants adjustments	61,630	(2,213)	56,414	(7,341)
Restructuring charges	1,845	496	4,455	3,163
Loss on debt extinguishment	—	—	3,003	—
Debt costs	592	—	1,819	—
Non-recurring project costs	2,322	1,343	15,050	3,196
Adjusted EBITDA	$4,715	$(2,602)	$1,325	$562

Non-GAAP adjusted net loss and net loss per share

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands)	2024	2023	2024	2023
GAAP net loss	$(71,433)	$(9,878)	$(105,780)	$(22,351)
Amortization of acquisition-related intangible assets	233	832	1,160	2,954
Fair value of warrants adjustments	61,630	(2,213)	56,414	(7,341)
Stock-based compensation expense	735	905	2,376	3,736
Restructuring charges	1,845	496	4,455	3,163
Loss on debt extinguishment	—	—	3,003	—
Non-recurring interest expense	116	—	356	—
Debt costs	592	—	1,819	—
Non-recurring project costs	2,322	1,343	15,050	2,790
Adjusted net loss	$(3,960)	$(8,515)	$(21,147)	$(17,049)

Adjusted net loss per share – basic and diluted	$(0.81)	$(1.79)	$(4.38)	$(3.61)
Weighted average shares – basic and diluted	4,907	4,751	4,831	4,717